Assured Guaranty Ltd.
June 30, 2013
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission (‘‘SEC’’), including its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured; (2) developments in the world’s financial and capital markets, including changes in interest and foreign exchange rates, that adversely affect the demand for the Company's insurance, issuers’ payment rates, Assured Guaranty’s loss experience, its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees), its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world’s credit markets, segments thereof or general economic conditions; (4) the impact of rating agency action with respect to sovereign debt and the resulting effect on the value of securities in the Company's investment portfolio and collateral posted by and to the Company; (5) more severe or frequent losses impacting the adequacy of Assured Guaranty’s expected loss estimates; (6) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (7) reduction in the amount of insurance opportunities available to Assured Guaranty; (8) deterioration in the financial condition of Assured Guaranty's reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (9) failure of Assured Guaranty to realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions through loan putbacks, settlement negotiations or litigation; (10) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures; (11) increased competition, including from new entrants into the financial guaranty industry; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws; (14) other governmental actions; (15) difficulties with the execution of Assured Guaranty’s business strategy; (16) contract cancellations; (17) loss of key personnel; (18) adverse technological developments; (19) the effects of mergers, acquisitions and divestitures; (20) natural or man-made catastrophes; (21) other risks and uncertainties that have not been identified at this time; (22) management’s response to these factors; and (23) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Operating income reconciliation:
Operating income	$98	$114	$358	$185
Plus after-tax adjustments:
Realized gains (losses) on investments	2	(4)	21	(5)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	28	160	(406)	(357)
Fair value gains (losses) on committed capital securities	(2)	3	(8)	(6)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense ("LAE") reserves	(3)	3	(14)	10
Effect of consolidating financial guaranty variable interest entities ("FG VIEs")	96	101	124	67
Net income (loss)	$219	$377	$75	$(106)

Earnings per diluted share:
Operating income	$0.52	$0.61	$1.87	$0.99
Plus after-tax adjustments:
Realized gains (losses) on investments	0.01	(0.03)	0.11	(0.03)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	0.15	0.85	(2.12)	(1.94)
Fair value gains (losses) on committed capital securities	(0.01)	0.01	(0.04)	(0.03)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(0.01)	0.02	(0.07)	0.06
Effect of consolidating FG VIEs	0.50	0.54	0.64	0.37
Net income (loss)	$1.16	$2.01	$0.39	$(0.58)

Effective tax rate on operating income	29.4%	29.9%	26.8%	25.7%
Effective tax rate on net income	33.5%	32.0%	36.4%	25.0%

Return on equity ("ROE") calculations (1):
ROE, excluding unrealized gain (loss) on investment portfolio	20.4%	36.9%	3.4%	(4.9)%
Operating ROE	6.5%	8.5%	12.2%	6.9%

New business:
Gross par written	$2,276	$4,705	$3,870	$9,586
Present value of new business production ("PVP") (2)	$16	$50	$34	$106

			As of
			June 30,	December 31,
Other information:			2013	2012
Net debt service outstanding			$727,997	$782,180
Net par outstanding			486,989	519,893
Claims paying resources (3)			12,083	12,328

1) Quarterly ROE calculations represent annualized returns.

2) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

3) See page 7 for additional detail on claims paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Net earned premiums	$163	$219	$411	$413
Net investment income	93	101	187	199
Net realized investment gains (losses)	2	(3)	30	(2)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(86)	(23)	(68)	(80)
Net unrealized gains (losses)	160	284	(450)	(350)
Net change in fair value of credit derivatives	74	261	(518)	(430)
Fair value gains (losses) on committed capital securities	(3)	4	(13)	(10)
Fair value gains (losses) on FG VIEs	143	168	213	127
Other income	(7)	5	(21)	96
Total revenues	465	755	289	393

Expenses:
Loss and loss adjustment expenses	62	118	14	360
Amortization of deferred acquisition costs	1	5	4	10
Interest expense	21	25	42	50
Other operating expenses	52	53	112	115
Total expenses	136	201	172	535

Income (loss) before income taxes	329	554	117	(142)
Provision (benefit) for income taxes	110	177	42	(36)
Net income (loss)	$219	$377	$75	$(106)

Less after-tax adjustments:
Realized gains (losses) on investments	2	(4)	21	(5)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	28	160	(406)	(357)
Fair value gains (losses) on committed capital securities	(2)	3	(8)	(6)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(3)	3	(14)	10
Effect of consolidating FG VIEs	96	101	124	67
Operating income	$98	$114	$358	$185

Weighted average shares outstanding
Basic shares outstanding	187.8	186.3	190.8	184.4
Diluted shares outstanding (1)	188.8	187.0	191.7	184.4
Shares outstanding at the end of period (2)	182.9	194.0

Effect of refundings and terminations, net
Net earned premiums from refundings and terminations	$46	$68	$159	$105
Realized gains (losses) and other settlements from CDS terminations	14	1	15	1
Operating income effect	41	46	105	71
Operating income per diluted share effect	0.22	0.24	0.55	0.38

1)
Non-GAAP diluted shares outstanding were 188.8 million and 187.0 million for the three months ended June 30, 2013 and 2012, respectively, and 191.7 million and 186.6 million for the six months ended June 30, 2013 and 2012, respectively.

2)
On June 1, 2012, AGL issued 13.4 million common shares in connection with the 3,450,000 equity units it issued in June 2009. Each of the equity units included a forward purchase contract under which the holders were required to purchase such common shares for an aggregate purchase price of $173 million. As a result of the settlement of the forward purchase contracts, the equity units ceased to exist.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income
(dollars in millions) (1 of 2)

	Three Months Ended				Three Months Ended
	June 30, 2013				June 30, 2012
	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$163	$(15)	(1)	$178	$219	$(16)	(1)	$235
Net investment income	93	(1)	(1)	94	101	4	(1)	97
Net realized investment gains (losses)	2	3	(2)	(1)	(3)	(5)	(2)	2
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(86)	(86)		—	(23)	(23)		—
Net unrealized gains (losses)	160	160		—	284	284		—
Credit derivative revenues	—	(40)		40	—	(34)		34
Net change in fair value of credit derivatives	74	34	(3)	40	261	227	(3)	34
Fair value gains (losses) on committed capital securities	(3)	(3)	(4)	—	4	4	(4)	—
Fair value gains (losses) on FG VIEs	143	143	(1)	—	168	168	(1)	—
Other income	(7)	(5)	(5)	(2)	5	6	(5)	(1)
Total revenues	465	156		309	755	388		367

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	62	(22)	(1)	84	118	(4)	(1)	122
Credit derivatives	—	(12)	(3)	12	—	0	(3)	0
Amortization of deferred acquisition costs	1	—		1	5	—		5
Interest expense	21	—		21	25	—		25
Other operating expenses	52	—		52	53	—		53
Total expenses	136	(34)		170	201	(4)		205

Income (loss) before income taxes	329	190		139	554	392		162
Provision (benefit) for income taxes	110	69	(6)	41	177	129	(6)	48
Net income (loss)	$219	$121		$98	$377	$263		$114

1)	Adjustments primarily related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Adjustments primarily related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income
(dollars in millions) (2 of 2)

	Six Months Ended				Six Months Ended
	June 30, 2013				June 30, 2012
	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results
Revenues:
Net earned premiums	$411	$(33)	(1)	$444	$413	$(33)	(1)	$446
Net investment income	187	(1)	(1)	188	199	6	(1)	193
Net realized investment gains (losses)	30	32	(2)	(2)	(2)	(6)	(2)	4
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(68)	(68)		—	(80)	(80)		—
Net unrealized gains (losses)	(450)	(450)		—	(350)	(350)		—
Credit derivative revenues	—	(68)		68	—	(63)		63
Net change in fair value of credit derivatives	(518)	(586)	(3)	68	(430)	(493)	(3)	63
Fair value gains (losses) on committed capital securities	(13)	(13)	(4)	—	(10)	(10)	(4)	—
Fair value gains (losses) on FG VIEs	213	213	(1)	—	127	127	(1)	—
Other income	(21)	(22)	(5)	1	96	9	(5)	87
Total revenues	289	(410)		699	393	(400)		793

Expenses:
Loss and loss adjustment expenses:
Financial guaranty insurance	14	(15)	(1)	29	360	(11)	(1)	371
Credit derivatives	—	(22)	(3)	22	—	2	(3)	(2)
Amortization of deferred acquisition costs	4	—		4	10	—		10
Interest expense	42	—		42	50	—		50
Other operating expenses	112	—		112	115	—		115
Total expenses	172	(37)		209	535	(9)		544

Income (loss) before income taxes	117	(373)		490	(142)	(391)		249
Provision (benefit) for income taxes	42	(90)	(6)	132	(36)	(100)	(6)	64
Net income (loss)	$75	$(283)		$358	$(106)	$(291)		$185

1)	Adjustments primarily related to elimination of the effects of consolidating FG VIEs.

2)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

3)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

4)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

5)	Adjustments primarily related to elimination of foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves.

6)	Tax effect of the above adjustments.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	June 30,	December 31,
	2013	2012
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$9,564	$10,056
Short-term investments, at fair value	943	817
Other invested assets	130	212
Total investment portfolio	10,637	11,085

Cash	143	138
Premiums receivable, net of ceding commissions payable	915	1,005
Ceded unearned premium reserve	510	561
Deferred acquisition costs	125	116
Reinsurance recoverable on unpaid losses	60	58
Salvage and subrogation recoverable	331	456
Credit derivative assets	101	141
Deferred tax asset, net	850	721
FG VIE assets, at fair value	2,674	2,688
Other assets	262	273
Total assets	$16,608	$17,242

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$4,812	$5,207
Loss and loss adjustment expense reserve	564	601
Reinsurance balances payable, net	188	219
Long-term debt	827	836
Credit derivative liabilities	2,349	1,934
FG VIE liabilities with recourse, at fair value	1,940	2,090
FG VIE liabilities without recourse, at fair value	1,134	1,051
Other liabilities	310	310
Total liabilities	12,124	12,248

Shareholders' equity:
Common stock	2	2
Additional paid-in capital	2,483	2,724
Retained earnings	1,786	1,749
Accumulated other comprehensive income	209	515
Deferred equity compensation	4	4
Total shareholders' equity	4,484	4,994
Total liabilities and shareholders' equity	$16,608	$17,242

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	June 30, 2013		December 31, 2012
	Total	Per Share	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$4,484	$24.52	$4,994	$25.74
Less after-tax adjustments:
Effect of consolidating FG VIEs	(226)	(1.23)	(348)	(1.79)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(1,424)	(7.78)	(988)	(5.09)
Fair value gains (losses) on committed capital securities	15	0.08	23	0.12
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	183	1.00	477	2.45
Operating shareholders' equity	5,936	32.45	5,830	30.05
After-tax adjustments:
Less: Deferred acquisition costs	163	0.89	165	0.85
Plus: Net present value of estimated net future credit derivative revenue	178	0.97	220	1.14
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,022	16.53	3,266	16.83
Adjusted book value	$8,973	$49.06	$9,151	$47.17

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims Paying Resources
(dollars in millions)

	As of June 30, 2013
	Assured Guaranty Municipal Corp.		Assured Guaranty Corp.		Assured Guaranty Re Ltd. (1)		Municipal Assurance Corp.(2)	Eliminations(3)	Consolidated
Claims paying resources
Policyholders' surplus	$1,798		$904		$1,055		$75	$(300)	$3,532
Contingency reserve	1,655		891		—		—	—	2,546
Qualified statutory capital	3,453		1,795		1,055		75	(300)	6,078
Unearned premium reserve	1,944		723		943		—	—	3,610
Loss and LAE reserves (4) (5)	214		174		255		—	—	643
Total policyholders' surplus and reserves	5,611		2,692		2,253		75	(300)	10,331
Present value of installment premium (5)	416		290		211		—	—	917
Standby line of credit/stop loss	200		200		—		—	—	400
Excess of loss reinsurance facility	435		435		—		—	(435)	435
Total claims paying resources	$6,662		$3,617		$2,464		$75	$(735)	$12,083

Net par outstanding (6)	$260,148		$87,241		$116,092		$—	$(1,720)	$461,761
Net debt service outstanding (6)	391,974		128,420		183,921		—	(3,567)	700,748

Ratios:
Net par outstanding to qualified statutory capital	75	:1	49	:1	110	:1	N/A		76	:1
Capital ratio (7)	114	:1	72	:1	174	:1	N/A		115	:1
Financial resources ratio (8)	59	:1	36	:1	75	:1	N/A		58	:1

1)	Assured Guaranty Re Ltd. ("AG Re") numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.

2)
Assured Guaranty US Holdings Inc. acquired Municipal and Infrastructure Assurance Corporation, which it has renamed Municipal Assurance Corp. ("MAC"), from Radian Asset Assurance Inc. ("Radian") on May 31, 2012. As of June 30, 2013, MAC has not written any business. In July 2013, MAC was launched as a new US municipal only bond insurance company with $1.5 billion in claims-paying resources and capitalized to approximately $800 million through cash and securities.

3)
In 2009, Assured Guaranty Corp. ("AGC") issued a $300 million note payable to Assured Guaranty Municipal Corp. ("AGM"). Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

4)	Reserves are reduced by approximately $0.9 billion for benefit related to representation and warranty recoverables.

5)	Includes financial guaranty insurance and credit derivatives.

6)
Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

7)	The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

8)	The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Consolidated new business production analysis:
PVP
Public finance - U.S.:
Assumed from Radian	$—	$—	$—	$22
Other	15	47	31	77
Public finance - non-U.S.	—	1	—	1
Structured finance - U.S.	1	2	3	6
Structured finance - non-U.S.	—	—	—	—
Total PVP	$16	$50	$34	$106

Total PVP	$16	$50	$34	$106
PVP of financial guaranty insurance	16	50	34	106
Less: financial guaranty installment premium PVP	—	3	1	7
Total: financial guaranty upfront gross written premiums ("GWP")	16	47	33	99
Plus: financial guaranty installment GWP (1)	6	(16)	6	20
Total GWP	$22	$31	$39	$119

Consolidated financial guaranty gross par written:
Public finance - U.S.:
Assumed from Radian	$—	$—	$—	$1,797
Other	2,276	4,670	3,856	7,716
Public finance - non-U.S.	—	35	—	35
Structured finance - U.S.	—	—	14	38
Structured finance - non-U.S.	—	—	—	—
Total	$2,276	$4,705	$3,870	$9,586

1)
Represents present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Financial Guaranty Gross Par Written
(dollars in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended		Six Months Ended
	June 30, 2013		June 30, 2013
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector:
U.S. public finance
General obligation	$1,304	A	$2,239	A-
Municipal utilities	452	A-	626	A-
Tax backed	327	A-	556	A-
Transportation	135	A-	331	A
Healthcare	12	BBB+	58	BBB+
Higher education	31	A	31	A
Infrastructure finance	15	A	15	A
Total U.S. public finance	2,276	A-	3,856	A-
Non-U.S. public finance:
Total non-U.S. public finance	—	—	—	—
Total public finance	$2,276	A-	$3,856	A-

U.S. structured finance:
Other structure finance	$—	—	$14	A-
Total U.S. structured finance	—	—	14	A-
Non-U.S. structured finance:
Total non-U.S. structured finance	—	—	—	—
Total structured finance	$—	—	$14	A-

Total gross par written	$2,276	A-	$3,870	A-

Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

							Six Months
	1Q-12	2Q-12	3Q-12	4Q-12	1Q-13	2Q-13	2012	2013
PVP:
Public finance - U.S.:
Assumed from Radian	$22	$—	$—	$—	$—	$—	$22	$—
Other	30	47	30	37	16	15	77	31
Public finance - non-U.S.	—	1	—	—	—	—	1	—
Structured finance - U.S.	4	2	5	32	2	1	6	3
Structured finance - non-U.S.	—	—	—	—	—	—	—	—
Total PVP	$56	$50	$35	$69	$18	$16	$106	$34

Total PVP	$56	$50	$35	$69	$18	$16	$106	$34
PVP of financial guaranty insurance	56	50	35	69	18	16	106	34
Less: financial guaranty installment premium PVP	4	3	5	33	1	—	7	1
Total: financial guaranty upfront GWP	52	47	30	36	17	16	99	33
Plus: financial guaranty installment GWP (1)	36	(16)	(5)	73	—	6	20	6
Total GWP	$88	$31	$25	$109	$17	$22	$119	$39

Consolidated financial guaranty gross par written(2):
Public finance - U.S.:
Assumed from Radian	$1,797	$—	$—	$—	$—	$—	$1,797	$—
Other	3,046	4,670	3,007	3,641	1,580	2,276	7,716	3,856
Public finance - non-U.S.	—	35	—	—	—	—	35	—
Structured finance - U.S.	38	—	182	400	14	—	38	14
Structured finance - non-U.S.	—	—	—	—	—	—	—	—
Total	$4,881	$4,705	$3,189	$4,041	$1,594	$2,276	$9,586	$3,870

1)
Represents present value of new business on installment policies plus GWP adjustment on existing installment policies due to changes in assumptions and any cancellations of assumed reinsurance contracts.

2)	Includes committed amount including undrawn revolvers.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of June 30, 2013
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$444	1.98%	1.36%	$456	$9
Agency obligations	262	3.94%	3.31%	285	10
Foreign government securities	291	2.52%	1.65%	294	7
Obligations of states and political subdivisions	3,788	4.00%	3.78%	3,945	152
Insured obligations of state and political subdivisions (2)(4)	1,313	4.67%	4.41%	1,389	61
Corporate securities	1,055	3.44%	2.82%	1,083	36
Mortgage-backed securities ("MBS") (3):
Residential MBS ("RMBS") (4)	1,306	6.17%	4.59%	1,218	81
Commercial MBS ("CMBS")	483	3.81%	3.28%	502	19
Asset-backed securities	459	6.16%	4.13%	483	28
Total fixed maturity securities	9,401	4.29%	3.67%	9,655	403
Short-term investments	926	0.02%	0.01%	926	0
Cash (5)	142	—%	—%	142	—
Total	$10,469	3.90%	3.34%	$10,723	$403

Less: FG VIEs	115	12.42%	8.07%	73	14

Total	$10,354	3.81%	3.29%	$10,650	$389

Ratings (6):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$456	4.7%
Agency obligations	285	3.0%
AAA/Aaa	1,327	13.7%
AA/Aa	5,153	53.4%
A/A	1,661	17.2%
BBB	89	0.9%
Below investment grade ("BIG") (7)	685	7.1%
Total fixed maturity securities, available-for-sale	9,656	100.0%

Less: FG VIEs	(92)

Total fixed maturity securities, available-for-sale	$9,564

Duration of fixed maturity securities and short-term investments (in years):		4.9

Average ratings of fixed maturity securities and short-term investments		AA-

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's"), average A+. Includes fair value of $325 million insured by AGC and AGM.

3)	Includes fair value of $180 million in subprime RMBS, which has an average rating of BIG.

4)	Includes securities purchased or obtained as part of loss mitigation or other risk management strategies.

5)	Represents operating cash and is not included in yield calculations.

6)	Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies which use internal ratings classifications.

7)	Includes below investment grade securities that were purchased or obtained as part of loss mitigation or other risk management strategies of $1,905 million in par with carrying value of $685 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums	Accretion of Discount	Future Net Premiums Earned (3)	Future Credit Derivative Revenues (4)	Total

2013 (as of June 30)		$727,997
2013 Q3	16,380	711,617	$132	$6	$138	$22	$160
2013 Q4	15,499	696,118	125	6	131	19	150
2014	67,039	629,079	464	23	487	63	550
2015	57,834	571,245	400	20	420	41	461
2016	44,679	526,566	358	19	377	30	407
2017	44,290	482,276	319	18	337	23	360

2013-2017	245,721	482,276	1,798	92	1,890	198	2,088
2018-2022	159,625	322,651	1,204	70	1,274	51	1,325
2023-2027	127,458	195,193	750	45	795	29	824
2028-2032	89,638	105,555	448	26	474	24	498
After 2032	105,555	—	418	20	438	28	466
Total	$727,997		$4,618	$253	$4,871	$330	$5,201

1)
Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of June 30, 2013. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2)	See page 14 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3)	Includes $216 million in future net premiums earned related to FG VIEs.

4)	Excludes contracts with credit impairment.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products (1)	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2013 (as of June 30)						$82,234
2013 Q3	$2,230	$791	$295	$296	$3,612	78,622
2013 Q4	2,273	716	73	553	3,615	75,007
2014	17,355	2,837	435	1,752	22,379	52,628
2015	9,558	2,605	235	2,760	15,158	37,470
2016	4,114	2,233	137	1,320	7,804	29,666
2017	7,152	1,815	67	1,188	10,222	19,444

2013-2017	42,682	10,997	1,242	7,869	62,790	19,444
2018-2022	2,373	3,386	318	3,263	9,340	10,104
2023-2027	504	1,032	278	1,760	3,574	6,530
2028-2032	407	291	580	703	1,981	4,549
After 2032	1,876	562	612	1,499	4,549	—
Total structured finance	$47,842	$16,268	$3,030	$15,094	$82,234

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2013 (as of June 30)		$404,755
2013 Q3	$7,604	397,151
2013 Q4	6,714	390,437
2014	25,197	365,240
2015	24,725	340,515
2016	20,203	320,312
2017	18,462	301,850

2013-2017	102,905	301,850
2018-2022	85,240	216,610
2023-2027	79,154	137,456
2028-2032	60,337	77,119
After 2032	77,119	—
Total public finance	$404,755

Net par outstanding (end of period)

	1Q-12	2Q-12	3Q-12	4Q-12	1Q-13	2Q-13
Public finance - U.S.	$416,499	$409,877	$399,176	$387,967	$378,456	$371,055
Public finance - non-U.S.	39,913	38,769	38,720	37,540	35,067	33,700
Structured finance - U.S.	87,784	83,430	78,504	74,695	70,280	65,396
Structured finance - non-U.S.	22,902	20,858	19,993	19,691	18,014	16,838
Total	$567,098	$552,934	$536,393	$519,893	$501,817	$486,989

1)	See Glossary for description of financial products.

Assured Guaranty Ltd.
Present Value ("PV") of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of June 30, 2013
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	Operating(2)	GAAP(2)

2013 Q3	$20	$18
2013 Q4	18	17
2014	64	54
2015	59	46
2016	52	40
2017	45	36

2013-2017	258	211
2018-2022	156	129
2023-2027	75	62
2028-2032	38	30
After 2032	31	21
Total expected PV of net expected loss to be expensed	558	453
Discount	456	411
Total future value	$1,014	$864

1)	The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0.0% to 4.03% for U.S. dollar denominated obligations.

2)	Operating income includes net expected loss to be expensed on consolidated FG VIEs. Losses on consolidated FG VIEs are eliminated for GAAP.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	June 30, 2013		December 31, 2012
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$163,218	A+	$169,985	A+
Tax backed	70,775	A+	73,787	A+
Municipal utilities	59,864	A	62,116	A
Transportation	31,892	A	33,799	A
Healthcare	17,084	A	17,838	A
Higher education	14,576	A	15,770	A+
Infrastructure finance	4,042	BBB	4,210	BBB
Housing	4,035	A+	4,633	AA-
Investor-owned utilities	1,042	A-	1,069	A-
Other public finance	4,527	A	4,760	A
Total U.S. public finance	371,055	A	387,967	A
Non-U.S. public finance:
Infrastructure finance	14,360	BBB	15,812	BBB
Regulated utilities	10,726	BBB+	12,494	BBB+
Pooled infrastructure	3,005	AA-	3,200	AA-
Other public finance	5,609	A	6,034	A
Total non-U.S. public finance	33,700	BBB+	37,540	BBB+
Total public finance	$404,755	A	$425,507	A

U.S. structured finance:
Pooled corporate obligations	$35,319	AAA	$41,886	AAA
RMBS	16,268	BB+	17,827	BB+
CMBS and other commercial real estate related exposures	4,036	AAA	4,247	AAA
Financial products	3,030	AA-	3,653	AA-
Insurance securitizations	2,440	AA-	2,190	A+
Consumer receivables	2,270	BBB	2,369	BBB+
Commercial receivables	791	BBB+	1,025	BBB+
Structured credit	184	B+	319	CCC+
Other structured finance	1,058	A-	1,179	BBB+
Total U.S. structured finance	65,396	AA-	74,695	AA-

Non-U.S. structured finance:
Pooled corporate obligations	12,523	AAA	14,813	AAA
RMBS	1,309	AA-	1,424	AA-
Commercial receivables	1,305	A-	1,463	A-
Insurance securitizations	923	CCC-	923	CCC-
Structured credit	401	BBB	591	BBB
CMBS and other commercial real estate related exposures	—	—	100	AAA
Other structured finance	377	AAA	377	AAA
Total non-U.S. structured finance	16,838	AA	19,691	AA
Total structured finance	$82,234	AA-	$94,386	AA-

Total net par outstanding	$486,989	A+	$519,893	A+

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of June 30, 2013
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding	%
AAA	$4,311	1.2%	$1,657	4.9%	$36,292	55.5%	$11,079	65.8%	$53,339	11.0%
AA	115,820	31.2%	487	1.4%	9,808	15.0%	669	4.0%	126,784	26.0%
A	202,440	54.6%	8,965	26.6%	2,872	4.4%	863	5.1%	215,140	44.2%
BBB	43,554	11.7%	20,701	61.5%	3,526	5.4%	2,313	13.7%	70,094	14.4%
BIG	4,930	1.3%	1,890	5.6%	12,898	19.7%	1,914	11.4%	21,632	4.4%
Total net par outstanding	$371,055	100.0%	$33,700	100.0%	$65,396	100.0%	$16,838	100.0%	$486,989	100.0%

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of June 30, 2013
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
Public finance
California	$56,209	11.5%
Pennsylvania	29,844	6.1%
New York	29,699	6.1%
Texas	28,349	5.8%
Illinois	24,688	5.1%
Florida	23,297	4.8%
New Jersey	15,370	3.2%
Michigan	14,850	3.0%
Georgia	9,618	2.0%
Ohio	9,445	1.9%
Other states	129,686	26.6%
Total public finance	371,055	76.1%
Structured finance (multiple states)	65,396	13.4%
Total U.S.	436,451	89.5%

Non-U.S.:
United Kingdom	21,224	4.4%
Australia	6,516	1.3%
Canada	4,001	0.8%
France	3,738	0.8%
Italy	2,041	0.4%
Other	13,018	2.8%
Total non-U.S.	50,538	10.5%

Total net par outstanding	$486,989	100.0%

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of June 30, 2013
(dollars in millions)

Net Economic Exposure to Selected European Countries

	Greece	Hungary	Ireland	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:
Public finance	$—	$—	$—	$981	$102	$261	$1,344
Infrastructure finance	—	413	23	83	97	167	783
Total sovereign and sub-sovereign exposure	—	413	23	1,064	199	428	2,127
Non-sovereign exposure:
Regulated utilities	—	—	—	215	—	0	215
RMBS	—	214	137	479	—	—	830
Commercial receivables	—	1	12	59	14	3	89
Pooled corporate obligations	22	—	172	224	15	499	932
Total non-sovereign exposure	22	215	321	977	29	502	2,066
Total	$22	$628	$344	$2,041	$228	$930	$4,193

Total BIG	$—	$591	$7	$2	$118	$412	$1,130

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, including U.S. dollars, Euros and British pounds sterling. Included in the tables above is $137 million of reinsurance assumed on a 2004 - 2006 pool of Irish residential mortgages that is part of the Company’s remaining legacy mortgage reinsurance business. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of June 30, 2013
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
AAA	$39,946	84.2%	29.7%	30.7%
AA	1,994	4.2%	39.8%	39.2%
A	685	1.4%	46.3%	46.2%
BBB	1,868	4.0%	35.2%	29.9%
BIG	2,926	6.2%	37.4%	21.3%
Total exposures	$47,419	100.0%	31.1%	30.7%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$26,070	54.9%	30.8%	33.1%	AAA
Synthetic investment grade pooled corporates	9,626	20.3%	21.6%	19.7%	AAA
Market value CDOs of corporates	3,111	6.6%	31.2%	32.7%	AAA
Synthetic high yield pooled corporates	2,690	5.7%	47.2%	41.1%	AAA
Trust preferred
Banks and insurance	2,700	5.7%	46.1%	38.6%	BBB
U.S. mortgage and real estate investment trusts	1,713	3.6%	50.1%	34.5%	BB-
European mortgage and real estate investment trusts	810	1.7%	36.8%	30.6%	BBB-
Other pooled corporates	699	1.5%	0.2%	0.4%	BBB-
Total exposures	$47,419	100.0%	31.1%	30.7%	AAA

Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of June 30, 2013
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
AAA	$4	$0	$47	$241	$5	$2,283	$2,580
AA	107	106	119	432	456	1,851	3,070
A	1	0	228	7	27	118	383
BBB	41	—	6	257	24	289	617
BIG	442	321	2,480	3,322	700	2,353	9,618
Total exposures	$595	$428	$2,881	$4,259	$1,212	$6,894	$16,268

Distribution of U.S. RMBS by Year Insured(1) and Type of Exposure

Year insured:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$29	$1	$210	$92	$32	$1,307	$1,671
2005	165	—	649	553	47	209	1,622
2006	99	192	846	362	119	2,709	4,327
2007	302	235	1,176	2,138	949	2,593	7,393
2008	—	—	—	1,114	65	76	1,255
Total exposures	$595	$428	$2,881	$4,259	$1,212	$6,894	$16,268

Distribution of U.S. RMBS by Rating and Year Insured

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$1,036	$136	$45	$108	$346	$1,671
2005	129	185	2	34	1,273	1,622
2006	1,319	1,386	64	114	1,445	4,327
2007	10	1,298	272	362	5,450	7,393
2008	87	65	—	—	1,103	1,255
Total exposures	$2,580	$3,070	$383	$617	$9,618	$16,268

% of Total	15.9%	18.9%	2.3%	3.8%	59.1%	100.0%

1)	Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Please refer to the Glossary for a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. RMBS Profile (1 of 2)
As of June 30, 2013
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Prime First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$162	26.1%	4.8%	2.5%	11.6%	6
2006	99	48.7%	8.4%	0.7%	17.3%	1
2007	302	38.0%	4.3%	6.1%	21.1%	1
2008	—	—%	—%	—%	—%	—
Total	$563	36.5%	5.1%	4.1%	17.7%	8

U.S. Closed End Seconds

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$—	—%	—%	—%	—%	—
2006	183	11.5%	—%	60.3%	5.7%	1
2007	235	13.7%	—%	70.1%	6.1%	8
2008	—	—%	—%	—%	—%	—
Total	$418	12.8%	—%	65.8%	5.9%	9

U.S. HELOC

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$606	13.2%	3.1%	17.5%	9.2%	6
2006	829	21.2%	3.6%	37.5%	6.4%	7
2007	1,176	34.8%	2.5%	32.8%	5.3%	9
2008	—	—%	—%	—%	—%	—
Total	$2,612	25.5%	3.0%	30.8%	6.6%	22

U.S. Alt-A First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$551	25.9%	8.5%	7.4%	18.7%	21
2006	362	31.8%	0.0%	21.3%	38.0%	7
2007	2,138	39.5%	1.2%	17.0%	28.7%	12
2008	1,114	37.6%	15.1%	16.4%	26.3%	5
Total	$4,164	36.5%	5.8%	16.0%	27.5%	45

Please refer to the Glossary for a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. RMBS Profile (2 of 2)
As of June 30, 2013
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Option ARMs

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$41	15.8%	11.6%	10.3%	14.8%	2
2006	113	31.6%	—%	20.4%	36.0%	5
2007	949	38.6%	0.9%	22.3%	32.8%	11
2008	65	41.2%	48.3%	16.9%	26.2%	1
Total	$1,168	37.2%	3.8%	21.4%	32.1%	19

U.S. Subprime First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$200	34.8%	18.7%	8.8%	28.6%	4
2006	2,704	18.5%	61.4%	19.7%	33.2%	4
2007	2,593	42.2%	11.3%	26.4%	41.5%	13
2008	76	54.1%	17.4%	21.6%	30.8%	1
Total	$5,573	30.6%	35.9%	22.4%	36.8%	22

Please refer to the Glossary for a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of June 30, 2013
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
AAA	$3,367	68.7%	39.6%	3.0%	8.1%	159
AA	—	—%	—%	—%	—%	—
A	38	15.7%	43.0%	2.8%	3.8%	1
BBB	—	—%	—%	—%	—%	—
BIG	—	—%	—%	—%	—%	—
Total exposures	$3,405	68.1%	39.6%	3.0%	8.1%	160

CDOs of U.S. Commercial Real Estate(1)

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
CDOs of commercial real estate	$376	100.0%	52.3%	54.4%
Total exposures	$376	100.0%	52.3%	54.4%

1)	Represents other U.S. Commercial Real Estate not included in the table above.

Please refer to the Glossary for a description of performance indicators and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding(1)
	June 30, 2013	December 31, 2012
U.S. public finance:
Infrastructure finance	$1,711	$1,695
General obligation	1,108	1,122
Municipal utilities	966	596
Tax backed	472	514
Transportation	240	245
Healthcare	57	58
Higher education	17	18
Housing	17	2
Other public finance	342	353
Total U.S. public finance	4,930	4,603
Non-U.S. public finance:
Infrastructure finance	1,528	1,923
Other public finance	362	370
Total non-U.S. public finance	1,890	2,293
Total public finance	$6,820	$6,896

U.S. structured finance:
RMBS	$9,618	$10,605
Pooled corporate obligations	2,412	2,873
Consumer receivables	404	421
Structured credit	184	319
Commercial receivables	149	182
Other structured finance	131	132
Total U.S. structured finance	12,898	14,532
Non-U.S. structured finance:
Insurance securitizations	923	923
Pooled corporate obligations	768	805
RMBS	214	220
Commercial receivables	9	16
Total non-U.S. structured finance	1,914	1,964
Total structured finance	$14,812	$16,496
Total BIG net par outstanding	$21,632	$23,392

1)
Securities purchased for loss mitigation purposes represented $1,193 million and $1,133 million of gross par outstanding as of June 30, 2013 and December 31, 2012, respectively. In addition, under the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and recorded in other invested assets in the consolidated balance sheets. Such amounts totaled $219 million and $220 million in gross par outstanding as of June 30, 2013 and December 31, 2012, respectively.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories(2)
	June 30, 2013	December 31, 2012
Category 1
U.S. public finance	$3,389	$3,290
Non-U.S. public finance	992	2,293
U.S. structured finance	2,158	2,687
Non-U.S. structured finance	942	984
Total Category 1	7,481	9,254
Category 2
U.S. public finance	659	500
Non-U.S. public finance	898	—
U.S. structured finance	4,205	4,550
Non-U.S. structured finance	49	57
Total Category 2	5,811	5,107
Category 3
U.S. public finance	882	813
Non-U.S. public finance	—	—
U.S. structured finance	6,535	7,295
Non-U.S. structured finance	923	923
Total Category 3	8,340	9,031
BIG Total	$21,632	$23,392

1)
Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below investment grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category. BIG Category 2: Below investment grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid. BIG Category 3: Below investment grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

2)
Securities purchased for loss mitigation purposes represented $1,193 million and $1,133 million of gross par outstanding as of June 30, 2013 and December 31, 2012, respectively. In addition, under the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and recorded in other invested assets in the consolidated balance sheets. Such amounts totaled $219 million and $220 million in gross par outstanding as of June 30, 2013 and December 31, 2012, respectively.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of June 30, 2013
(dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Skyway Concession Company LLC	$1,134	BB
Jefferson County Alabama Sewer	464	D
Puerto Rico Aqueduct & Sewer Authority	384	BB+
Louisville Arena Authority Inc.	337	BB
Detroit (City of) Michigan	321	C+
San Joaquin Hills California Transportation	240	BB-
GMAC Military Housing Trust XVIII (Hickam Air Force Base)	216	BB
Lackawanna County, Pennsylvania	181	BB-
Jefferson County Alabama School Sales Tax	169	BB
Stockton City, California (includes $40.3 million purchased, 26% owned)¹	155	D
Woonsocket (City of), Rhode Island	150	BB
Guaranteed Student Loan Transaction	143	B
Orlando Tourist Development Tax - Florida	118	B+
Harrisburg (City of) Pennsylvania General Obligation	92	B-
Xenia Rural Water District, Iowa	79	B
Rockland County New York	72	BB+
Guaranteed Student Loan Transaction	54	CCC
Bridgeview Village Illinois General Obligation	50	BB+
Total	$4,359

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$611	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	377	BB
Cross City Tunnel Motorway Finance Limited	284	BB
Valencia Fair	250	BB-
Autovia de la Mancha, S.A.	142	BB-
Alte Liebe I Limited (Wind Farm)	81	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment	56	B+
Total	$1,801
Total	$6,160

1)	Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of June 30, 2013
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
U.S. RMBS:
Deutsche Alt-A Securities Mortgage Loan 2007-2	$593	CCC	0.0%	25.5%
MABS 2007-NCW (includes $39.1 million purchased, 8% owned)¹	498	B	18.3%	56.5%
Option One 2007-FXD2	344	CCC	4.4%	28.6%
Private Residential Mortgage Transaction	342	CCC	3.9%	26.4%
Countrywide HELOC 2006-I	328	CCC	0.0%	5.1%
Private Residential Mortgage Transaction	306	B	14.2%	25.2%
Deutsche Alt-A Securities Mortgage Loan 2007-3	303	B	0.2%	19.7%
MortgageIT Securities Corp. Mortgage Loan 2007-2	302	B	4.3%	21.1%
Private Residential Mortgage Transaction	292	CCC	4.3%	24.2%
Private Residential Mortgage Transaction	289	CCC	—%	30.2%
AAA Trust 2007-2 (includes $127.3 million purchased, 47% owned)¹	268	CCC	7.8%	35.2%
Countrywide HELOC 2006-F (includes $79.0 million purchased, 30% owned)¹	261	CCC	0.0%	11.2%
Nomura Asset Accept. Corp. 2007-1 (includes $0.6 million purchased, 0.2% owned)¹	257	CCC	0.0%	39.2%
Private Residential Mortgage Transaction	235	B	10.3%	25.7%
Countrywide Home Equity Loan Trust 2005-J	204	CCC	0.0%	10.6%
Countrywide Home Equity Loan Trust 2007-D	203	CCC	0.0%	5.8%
Countrywide HELOC 2005-D	201	CCC	0.0%	10.6%
Terwin Mortgage Trust 2006-10SL (includes $139.8 million purchased, 76% owned)¹	183	CCC	—%	5.7%
Soundview 2007-WMC1	177	CCC	—%	62.6%
Countrywide HELOC 2007-A(includes $15.8 million purchased, 9% owned)¹	172	CCC	0.0%	5.0%
Countrywide HELOC 2007-B	158	CCC	0.0%	4.6%
GMACM 2004-HE3	155	CCC	0.0%	3.4%
New Century 2005-A	149	CCC	14.2%	28.3%
Renaissance (DELTA) 2007-3 (includes $131.5 million purchased, 91% owned)¹	145	CCC	2.4%	30.0%
Private Residential Mortgage Transaction	144	BB	20.1%	30.2%
IndyMac 2007-H1 HELOC	125	CCC	0.0%	5.1%
FHABS 2007-HE1 HELOC	125	BB	0.0%	2.1%
CSAB 2006-3	114	CCC	0.0%	44.5%
FHABS 2006-HE2 HELOC	107	BB	0.0%	2.5%
Countrywide HELOC 2005-C	94	CCC	0.0%	10.1%
Taylor Bean & Whitaker 2007-2 (includes $22.8 million purchased, 28% owned)¹	81	CCC	0.0%	21.2%
Soundview Home Loan Trust 2008-1	76	CCC	17.4%	30.8%
CSAB 2006-2 (includes $11.0 million purchased, 15% owned)¹	73	CCC	0.0%	40.2%
American Home Mortgage Assets Trust 2007-4	68	CCC	0.0%	35.6%
MASTR Asset-Backed Securities Trust 2005-NC2	66	CCC	—%	27.5%
FlagStar HELOC 2005-1	65	BB	27.1%	3.4%
FlagStar HELOC 2006-2	65	B	28.9%	2.3%
CSMC 2007-3 (includes $7.9 million purchased, 13% owned)¹	59	CCC	0.0%	32.2%
Terwin Mortgage Trust 2005-16HE	58	CCC	—%	28.1%
Lehman Excess Trust 2007-16N	54	CCC	0.0%	35.0%
Terwin Mortgage Trust 2007-6ALT (100% owned)¹	52	CCC	0.0%	32.1%
Total U.S. RMBS	$7,791

1)	Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of June 30, 2013
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	Net Par Outstanding	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Other:
Taberna Preferred Funding IV, LTD	$292	CCC	22.7%
Taberna Preferred Funding III, LTD	271	CCC	15.8%
Alesco Preferred Funding XVI, LTD.	227	B+	18.3%
Taberna Preferred Funding II, LTD.	209	CCC	20.2%
Alesco Preferred Funding XVII, LTD.	175	B+	25.3%
Attentus CDO I Limited	161	BB	37.6%
Trapeza CDO XI	154	BB-	38.4%
Taberna Preferred Funding VI, LTD	152	B-	15.7%
US Capital Funding IV, LTD	141	B-	8.7%
Alesco Preferred Funding VII	127	BB+	34.1%
Preferred Term Securities XIX, LTD.	126	BB+	38.2%
Alesco Preferred Funding VI	122	BB+	40.6%
Private Other Non-Municipal Transaction (100% owned)¹	121	B	N/A
NRG Peaker² (100% owned)¹	116	B	N/A
Preferred Term Securities XVI, LTD.	104	B+	32.9%
National Collegiate Trust Series 2007-4	74	CCC	N/A
Conseco Finance Manufactured Housing Series 2001-2	69	CCC	15.5%
National Collegiate Trust Series 2006-2	68	B	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BB	N/A
GreenPoint 2000-4	54	CCC	5.5%
National Collegiate Trust Series 2007-3	52	CCC	N/A
Preferred Term Securities XVIII, LTD.	52	BB	38.3%
America West Airlines Series 2000-1 G-1	50	BB	N/A
Subtotal other	$2,980
Subtotal U.S. structured finance	$10,772

Non-U.S. structured finance:
Ballantyne Re Plc (includes $199.8 million purchased, 40% owned)¹	$500	CC	N/A
Orkney Re II, Plc	423	CCC	N/A
Gleneagles Funding LTD (1st Issue)	229	BB	N/A
FHB 8.95% 2016	123	BB	N/A
OTP 10% 2012	85	BB+	N/A
Augusta Funding Limited 07 Perpetual Note Issue	81	BB	N/A
Private Pooled Corporate Transaction	81	BB	N/A
Augusta Funding Limited 05 Perpetual Note Issue	79	BB	N/A
Private Pooled Corporate Transaction	64	BB	N/A
Private Pooled Corporate Transaction	56	BB	N/A
Subtotal Non-U.S. structured finance	$1,721
Total	$12,493

1)	Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

2)	Net par shown is net of $72 million of ceded par. The Company owns 100% of the collateral in the insured transaction.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of June 30, 2013
(dollars in millions)

50 Largest U.S. Public Finance Exposures

Credit names:	Net Par Outstanding	Internal Rating
New Jersey (State of)	$4,269	A+
California (State of)	3,406	A-
New York (City of) New York	3,219	AA-
Chicago (City of) Illinois	2,652	A+
Massachusetts (Commonwealth of)	2,569	AA
New York (State of)	2,441	A+
Los Angeles California Unified School District	2,263	AA-
Puerto Rico (Commonwealth of)	2,174	BBB-
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,159	A
Houston Texas Water and Sewer Authority	1,982	AA-
Port Authority of New York and New Jersey	1,963	AA-
Illinois (State of)	1,897	A-
Philadelphia (City of) Pennsylvania	1,839	BBB
Wisconsin (State of)	1,838	A+
Pennsylvania (Commonwealth of)	1,777	AA-
Washington (State of)	1,735	AA
New York MTA Transportation Authority	1,631	A
Michigan (State of)	1,615	A+
Los Angeles California Department of Water & Power - Electric Revenue Bonds	1,601	AA-
Chicago-O'Hare International Airport	1,579	A
New York City Municipal Water Finance Authority	1,569	AA
Miami-Dade County Florida School Board	1,508	A-
Illinois Toll Highway Authority	1,502	AA
Long Island Power Authority	1,475	A-
Arizona (State of)	1,466	A+
Chicago Illinois Public Schools	1,452	A+
Atlanta Georgia Water & Sewer System	1,419	BBB+
Massachusetts (Commonwealth of) Water Resources	1,366	AA
Georgia Board of Regents	1,316	A
Metro Washington Airport Authority	1,271	A+
Puerto Rico Highway and Transportation Authority	1,264	BBB
Philadelphia Pennsylvania School District	1,255	A
Pennsylvania Turnpike Commission	1,169	A-
Skyway Concession Company LLC	1,134	BB
California State University System Trustee	1,123	A+
Kentucky (Commonwealth of)	1,090	A+
North Texas Tollway Authority	1,088	A
District of Columbia	1,082	A+
Detroit Michigan Sewer	1,040	BBB
New York State Thruway Authority	1,015	A
New York State Thruway - Highway Trust Fund	1,000	AA-
San Diego County, California Water	974	AA
Louisiana (State of) Gas and Fuel Tax	971	AA
University of California Board of Regents	970	AA
Garden State Preservation Trust, New Jersey Open Space & Farmland	962	AA
San Diego California Unified School District	957	AA
Broward County Florida School Board	952	A+
Puerto Rico Electric Power Authority	924	BBB+
Orlando-Orange County Expressway Authority, Florida	914	A+
Hartfield Atlanta International Airport	896	A
Total top 50 U.S. public finance exposures	$79,733

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of June 30, 2013
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,328	AA	36.1%
Synthetic Investment Grade Pooled Corporate CDO	1,188	AAA	13.4%
Stone Tower Credit Funding	994	AAA	31.0%
Synthetic High Yield Pooled Corporate CDO	978	AAA	40.6%
Synthetic Investment Grade Pooled Corporate CDO	767	AAA	14.8%
Synthetic Investment Grade Pooled Corporate CDO	763	AAA	29.0%
Synthetic Investment Grade Pooled Corporate CDO	745	AAA	27.7%
Synthetic High Yield Pooled Corporate CDO	734	AAA	37.4%
Synthetic Investment Grade Pooled Corporate CDO	716	AAA	22.5%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	15.8%
ARES Enhanced Credit Opportunities Fund	594	AAA	33.7%
Deutsche Alt-A Securities Mortgage Loan 2007-2	593	CCC	0.0%
Eastland CLO, LTD	532	AAA	39.4%
Synthetic Investment Grade Pooled Corporate CDO	516	AAA	14.3%
Private Other Structured Finance Transaction	500	AA	N/A
MABS 2007-NCW (includes $39.1 million purchased, 8% owned)¹	498	B	18.3%
Synthetic High Yield Pooled Corporate CDO	496	AAA	46.7%
Denali CLO VII, LTD.	493	AAA	19.5%
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Churchill Financial Cayman	467	AAA	36.3%
SLM Private Credit Student Trust 2007-A	450	BBB-	16.2%
LIICA Holdings, LLC	428	AA	N/A
Private Other Structured Finance Transaction	400	AA	N/A
Phoenix CLO II	400	AAA	21.6%
Grayson CLO	399	AAA	29.8%
SLM Private Credit Student Loan Trust 2007-6	392	AAA	4.0%
Synthetic Investment Grade Pooled Corporate CDO	380	AAA	29.2%
KKR Financial CLO 2007-1	379	AAA	52.1%
ARES Enhanced Credit Opportunities Fund	369	AAA	33.7%
Synthetic Investment Grade Pooled Corporate CDO	365	AAA	14.2%
Symphony Credit Opportunities Fund	364	AAA	25.4%
Stone Tower CLO V	362	AAA	28.9%
SLM Private Credit Student Loan Trust 2006-C	356	BBB-	N/A
Muir Grove CLO	345	AAA	21.7%
Option One 2007-FXD2	344	CCC	4.4%
Synthetic Investment Grade Pooled Corporate CDO	343	AAA	16.3%
Private Residential Mortgage Transaction	342	CCC	3.9%
Countrywide HELOC 2006-I	328	CCC	0.0%
CENTURION CDO 9	324	AAA	36.1%
Cent CDO 15 Limited	307	AAA	18.4%
Private Residential Mortgage Transaction	306	B	14.2%
Deutsche Alt-A Securities Mortgage Loan 2007-3	303	B	0.2%
MortgageIT Securities Corp. Mortgage Loan 2007-2	302	B	4.3%
Prudential Closed Block Reinsurance Treaty	300	A+	N/A
Cent CDO 12 Limited	293	AAA	23.8%
Taberna Preferred Funding IV, LTD	292	CCC	22.7%
Private Residential Mortgage Transaction	292	CCC	4.3%
Private Residential Mortgage Transaction	289	CCC	—%
Synthetic Investment Grade Pooled Corporate CDO	283	AAA	30.3%
ColumbusNova CLO Ltd. 2006-II	279	AAA	19.2%
Total top 50 U.S. structured finance exposures	$24,357

1)	Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.
Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of June 30, 2013
(dollars in millions)

25 Largest Non-U.S. Exposures

Credit Name	Net Par Outstanding	Internal Rating
Quebec Province	$2,385	A+
Sydney Airport Finance Company	1,387	BBB
Thames Water Utility Finance PLC	1,362	A-
Channel Link Enterprises Finance PLC	902	BBB
Southern Gas Networks PLC	817	BBB
Societe des Autoroutes du Nord et de l'Est de France S.A.	767	BBB+
Capital Hospitals (Issuer) PLC	737	BBB-
Campania Region - Healthcare receivable	720	BBB-
Essential Public Infrastructure Capital II	678	AAA
Southern Water Services Limited	665	A-
International Infrastructure Pool	644	A-
International Infrastructure Pool	644	A-
International Infrastructure Pool	644	A-
Reliance Rail Finance Pty. Limited	611	BB
Synthetic Investment Grade Pooled Corporate CDO	534	AAA
Central Nottinghamshire Hospitals PLC	531	BBB
Verbund - Lease and Sublease of Hydro-Electric equipment	507	AAA
Ballantyne Re Plc (includes $199.8 million purchased, 40% owned)¹	500	CC
Envestra Limited	492	BBB-
NewHospitals (St Helens & Knowsley) Finance PLC	485	BBB
Scotland Gas Networks Plc (A2)	479	BBB
A28 Motorway	477	BBB
The Hospital Company (QAH Portsmouth) Limited	464	BBB
Integrated Accomodation Services PLC	458	BBB+
Orkney Re II, PLc	423	CCC
Total top 25 non-U.S. exposures	$18,313

1)	Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of June 30, 2013
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Ocwen Loan Servicing, LLC(1)	$4,596
Bank of America, N.A.(2)	3,412
Specialized Loan Servicing, LLC	2,660
Wells Fargo Bank NA	2,565
Select Portfolio Servicing, Inc.	760
JPMorgan Chase Bank	712
OneWest Bank Group LLC	381
Carrington Mortgage Services, LLC	327
First Horizon National Corporation	255
Doral Bank	99
Total top 10 U.S. residential mortgage servicer exposures	$15,767

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
MultiCare Health System	$468	A+	WA
CHRISTUS Health	444	A+	TX
Methodist Healthcare, TN	400	A	TN
Children's National Medical Center (DC)	353	A-	DC
Catholic Health Initiatives	347	AA-	CO
Catholic Health Partners	326	A+	OH
Bon Secours Health System Obligated Group	325	A-	MD
Carolina HealthCare System	319	AA-	NC
Iowa Health System	316	A+	IA
Virtua Health - New Jersey	315	A+	NJ
Total top 10 U.S. healthcare exposures	$3,613

1)	Includes Homeward Residential Inc.

2)	Includes Countrywide Home Loans Servicing LP.

Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended June 30, 2013

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of March 31, 2013	Economic Loss Development During 2Q-13(1)	(Paid) Recovered Losses During 2Q-13	Net Expected Loss to be Paid as of June 30, 2013
U.S. RMBS
First lien:
Prime first lien	$11	$7	$—	$18
Alt-A first lien	313	(7)	(18)	288
Option ARMs	(327)	21	286	(20)
Subprime first lien	263	23	(12)	274
Total first lien	260	44	256	560
Second lien:
Closed end seconds	(21)	6	1	(14)
HELOC	(122)	(31)	56	(97)
Total second lien	(143)	(25)	57	(111)
Total U.S. RMBS	117	19	313	449
TruPS	23	1	9	33
Other structured finance	307	(24)	(125)	158
U.S. public finance	(9)	87	(7)	71
Non-U.S. public finance	62	4	—	66
Subtotal	500	87	190	777
Other	(13)	—	10	(3)
Total	$487	$87	$200	$774

Rollforward of Net Expected Loss and LAE to be Paid for the Six Months Ended June 30, 2013

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of December 31, 2012	Economic Loss Development During 2013(1)	(Paid) Recovered Losses During 2013	Net Expected Loss to be Paid as of June 30, 2013
U.S. RMBS
First lien:
Prime first lien	$6	$13	$(1)	$18
Alt-A first lien	315	2	(29)	288
Option ARMs	(131)	(117)	228	(20)
Subprime first lien	242	48	(16)	274
Total first lien	432	(54)	182	560
Second lien:
Closed end seconds	(39)	7	18	(14)
HELOC	(111)	(34)	48	(97)
Total second lien	(150)	(27)	66	(111)
Total U.S. RMBS	282	(81)	248	449
TruPS	27	(2)	8	33
Other structured finance	312	(26)	(128)	158
U.S. public finance	7	94	(30)	71
Non-U.S. public finance	52	14	—	66
Subtotal	680	(1)	98	777
Other	(3)	(10)	10	(3)
Total	$677	$(11)	$108	$774

1)	Includes the effect of changes in the Company's estimate of future recovery on representations and warranties ("R&W").

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivative U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Three Months Ended June 30, 2013

	Future Net R&W Benefit at March 31, 2013	R&W Economic Loss Development During 2Q-13	R&W Recovered During 2Q-13	Future Net R&W Benefit at June 30, 2013
Financial guaranty insurance:
Prime first lien	$4	$—	$—	$4
Alt-A first lien	155	11	(6)	160
Option ARMs	671	16	(410)	277
Subprime first lien	113	(5)	—	108
Closed end seconds	108	(3)	(3)	102
HELOC	161	51	(103)	109
Subtotal	1,212	70	(522)	760

Credit derivatives:
Alt-A first lien	207	(16)	(3)	188
Option ARMs	19	(3)	—	16
Subtotal	226	(19)	(3)	204

Total	$1,438	$51	$(525)	$964

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Six Months Ended June 30, 2013

	Future Net R&W Benefit at December 31, 2012	R&W Economic Loss Development During 2013	R&W Recovered During 2013	Future Net R&W Benefit at June 30, 2013
Financial guaranty insurance:
Prime first lien	$4	$—	$—	$4
Alt-A first lien	158	10	(8)	160
Option ARMs	574	167	(464)	277
Subprime first lien	109	(1)	—	108
Closed end seconds	138	(12)	(24)	102
HELOC	150	68	(109)	109
Subtotal	1,133	232	(605)	760

Credit derivatives:
Alt-A first lien	220	(23)	(9)	188
Option ARMs	17	(1)	—	16
Subtotal	237	(24)	(9)	204

Total	$1,370	$208	$(614)	$964

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies with R&W Benefit

	Number of Risks as of		Debt Service as of
	June 30, 2013	December 31, 2012	June 30, 2013	December 31, 2012
Financial guaranty insurance:
Prime first lien	1	1	$40	$44
Alt-A first lien	21	19	1,424	1,467
Option ARMs	9	9	601	846
Subprime first lien	5	5	965	989
Closed end seconds	4	4	175	260
HELOC	8	7	611	549
Subtotal	48	45	3,816	4,155

Credit derivatives:
Alt-A first lien	7	7	2,480	2,706
Option ARMs	1	1	314	337
Subtotal	8	8	2,794	3,043

Total	56	53	$6,610	$7,198

Assured Guaranty Ltd.
Losses Incurred
As of June 30, 2013
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions (1)	2Q-13 Losses Incurred	2013 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
U.S. RMBS
First lien:
Prime first lien	$442	$7	$13	$16	$—	$—
Alt-A first lien	3,322	(3)	21	181	2	113
Option ARMs	700	24	(66)	36	60	41
Subprime first lien	2,353	28	49	186	2	94
Total first lien	6,817	56	17	419	64	248
Second lien:
Closed end seconds	321	(1)	19	2	49	36
HELOC	2,480	(18)	(15)	22	147	143
Total second lien	2,801	(19)	4	24	196	179
Total U.S. RMBS	9,618	37	21	443	260	427
TruPS	2,412	(2)	(4)	21	—	1
Other structured finance	2,782	(18)	(32)	125	5	37
U.S. public finance	4,930	79	75	142	127	72
Non-U.S. public finance	1,890	—	1	31	—	21
Subtotal	21,632	96	61	762	392	558
Other	—	—	(10)	2	5	—
Subtotal	21,632	96	51	764	397	558
Effect of consolidating FG VIEs	—	(22)	(15)	(87)	(103)	(105)
Total	$21,632	$74	$36	$677	$294	$453

	Insurance Reserves	Credit Impairment on Credit Derivative Contracts (2)	Reserve and Credit Impairment	Salvage and Subrogation Recoverable		Net
Gross	$564	$176	$740	$331		$409
Ceded	60	3	63	37	(3)	26
Net	$504	$173	$677	$294		$383

1)
As of June 30, 2013, securities purchased for loss mitigation purposes represented $1,193 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the referenced obligations in such contracts have been delivered to the Company and recorded in other invested assets in the consolidated balance sheets. Such amounts totaled $219 million in gross par outstanding.

2)	Credit derivative assets and liabilities recorded on the balance sheet considers estimates of expected losses.

3)	Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
(dollars in millions, except per share amounts)

			Year Ended December 31,
	As of and for Six Months Ended June 30, 2013		2012	2011	2010	2009
GAAP Summary Income Statement Data
Net earned premiums	$411		$853	$920	$1,187	$930
Net investment income	187		404	396	361	262
Realized gains and other settlements on credit derivatives	(68)		(108)	6	153	164
Total expenses	172		822	776	776	808
Income (loss) before income taxes	117		132	1,029	534	109
Net income (loss) attributable to Assured Guaranty Ltd.	75		110	773	484	82
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	0.39		0.57	4.16	2.56	0.63

GAAP Summary Balance Sheet Data
Total investments and cash	$10,780		$11,223	$11,314	$10,849	$11,013
Total assets	16,608		17,242	17,709	19,370	16,449
Unearned premium reserve	4,812		5,207	5,963	6,973	8,381
Loss and LAE reserve	564		601	679	574	300
Long-term debt	827		836	1,038	1,053	1,066
Shareholders’ equity attributable to Assured Guaranty Ltd.	4,484		4,994	4,652	3,670	3,455
Book value attributable to Assured Guaranty Ltd. per share	24.52		25.74	25.52	19.97	18.76

Non-GAAP Financial Measures
Operating income	$358		$535	$601	$655	$278
Operating income per diluted share	1.87		2.81	3.24	3.46	2.15
Adjusted book value	8,973		9,151	8,987	8,989	8,887
PVP	34		210	243	363	640

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$727,997		$782,180	$845,665	$927,143	$958,265
Gross debt service outstanding (end of period)	776,546		834,950	936,132	1,029,982	1,095,037
Net par outstanding (end of period)	486,989		519,893	558,048	617,131	640,422
Gross par outstanding (end of period)	517,081		552,039	614,342	681,248	726,929

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$700,748		$757,914	$829,545	$905,131	$942,193
Gross debt service outstanding (end of period)	747,525		809,341	917,719	1,004,096	1,076,039
Net par outstanding (end of period)	461,761		497,399	543,100	598,843	626,274
Gross par outstanding (end of period)	490,219		528,318	597,290	659,765	709,786

Consolidated qualified statutory capital	6,078		5,943	5,688	4,915	4,841
Consolidated policyholders' surplus and reserves	10,331		10,288	10,626	10,247	10,409

Ratios:
Par insured to statutory capital	76	:1	84:1	95:1	122:1	129:1
Capital ratio(2)	115	:1	128:1	146:1	184:1	195:1
Financial resources ratio(3)	58	:1	61:1	65:1	72:1	72:1

Gross debt service written:
Public finance - U.S.	$5,988		$25,252	$26,630	$48,990	$87,940
Public finance - non-U.S.	—		40	208	51	894
Structured finance - U.S.	17		623	1,731	2,962	2,501
Structured finance - non-U.S.	—		—	—	—	—
Total gross debt service written	$6,005		$25,915	$28,569	$52,003	$91,335

Net debt service written	$6,055		$25,915	$28,569	$52,003	$91,335
Net par written	3,870		16,816	16,892	30,759	49,759
Gross par written	3,870		16,816	16,892	30,759	49,921

1)	Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.

2)	The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

3)	The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Internal Rating for the Company’s ratings scale is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency.

Net par outstanding is insured par exposure net of reinsurance cessions.

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to restatement or correction:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2012.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Glossary (continued)

Sectors (continued)
Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset-backed obligations that take the form of CDS obligations or credit‑-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (‘‘RMBS’’) and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate (‘‘ARM’’) and option adjustable-rate (‘‘Option ARM’’) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (“HELOCs”), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (‘‘CMBS’’) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former financial products business by Dexia SA and certain of its affiliates. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the financial products business. The financial products business is currently being run off.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Glossary (continued)

Sectors (continued)
Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Management and the board of directors utilize non-GAAP measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend buying or sellingAssured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd. , as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income ("AOCI") (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (‘‘Operating ROE’’): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed which are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (“Credit Derivative Revenues”) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Ross Aron
Vice President, Equity Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com